Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-174732) pertaining to the 2011 Equity Incentive Plan and the 2011 Employee Stock Purchase Plan of Sunesis Pharmaceuticals, Inc.,
(2)	Registration Statement (Form S-8 No. 333-180101) and Registration Statement (Form S-8 No. 333-187234) pertaining to the 2011 Equity Incentive Plan of Sunesis Pharmaceuticals, Inc.,
(3)

Registration Statement (Form S-8 No. 333-195781) and Registration Statement (Form S-8 No. 333-202696) pertaining to the 2011 Equity Incentive Plan and the 2011 Employee Stock Purchase Plan of Sunesis Pharmaceuticals, Inc.,

(4)	Registration Statement (Form S-8 No. 333-210183) and Registration Statement (Form S-8 No 333-223632) pertaining to the 2011 Equity Incentive Plan of Sunesis Pharmaceuticals, Inc.,
(5)	Registration Statement (Form S-8 No. 333-217849) pertaining to the 2011 Equity Incentive Plan and the 2011 Employee Stock Purchase Plan of Sunesis Pharmaceuticals, Inc.
(6)	Registration Statement (Form S-8 No. 333-231342) pertaining to the 2011 Equity Incentive Plan and the 2011 Employee Stock Purchase Plan of Sunesis Pharmaceuticals, Inc.,
(7)	Registration Statement (Form S-8 No. 333-238141) pertaining to the 2011 Equity Incentive Plan and the 2011 Employee Stock Purchase Plan of Sunesis Pharmaceuticals, Inc., and
(8)	Registration Statement (Form S-4 No. 333-251567) of Sunesis Pharmaceuticals, Inc.

of our report dated February 24, 2021, with respect to the consolidated financial statements of Sunesis Pharmaceuticals, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2020.

/s/ ERNST & YOUNG LLP

Salt Lake City, Utah

February 24, 2021